AllianceBernstein Multi-Market Strategy Trust
811-06251


77.D-Investment Policy Changes
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FORMER POLICIES                        CURRENT POLICIES
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Investment Objective:
Fundamental:
The Fund's investment objective is     Non-fundamental:
the highest level of current income    The Fund's investment objective is
consistent with what Alliance          the highest level of current income
considers to be prudent investment     consistent with what Alliance
risk that is available from a          considers to be prudent investment
portfolio of high-quality debt         risk that is available from a
securities having remaining            portfolio of high-quality debt
maturities of not more than five       securities having remaining
years.                                 maturities of not more than five
                                       years.

Fundamental Investment Policies:
Under normal circumstances, and as a   The Fund "concentrates" at least 25%
matter of fundamental policy, the      of its total assets in debt
Fund "concentrates" at least 25%       instruments issued by domestic and
of its total assets in debt            foreign companies engaged in the
instruments issued by domestic and     banking industry, including bank
foreign companies engaged in the       holding companies as such
banking industry, including bank       "concentration" is currently defined
holding companies.                     or as otherwise specified under the
                                       1940 Act or the rules and regulations
                                       thereunder (as such statutes, rules or
                                       regulations may be amended from time
                                       to time) or by guidance regarding,
                                       interpretations of, or exemptive
                                       orders under, the 1940 Act.



Duplicate fundamental policy.          Duplicate fundamental policy
The Fund may not invest 25% or more    eliminated.
of its total assets in securities of
companies engaged principally in any
one industry other than the banking
industry, except that this
restriction does not apply to U.S.
Government Securities.

The Fund may not make loans except     Revise to permit inter-fund lending.
through (i) the purchase of debt       The Fund may not make loans except
obligations in accordance with its     through (i) the purchase of debt
investment objectives and policies;    obligations in accordance with its
(ii) the lending of portfolio          investment objectives and policies;
securities; or (iii) the use of        (ii) the lending of portfolio
repurchase agreements.                 securities; (iii) the use of
                                       repurchase agreements; or (iv) the
                                       making of loans to affiliated funds as
                                       permitted under the 1940 Act, the
                                       rules and regulations thereunder (as
                                       such statutes, rule or regulations may
                                       be amended from time to time), or by
                                       guidance regarding, and
                                       interpretations of, or exemptive
                                       orders under, the 1940 Act.


The Fund may not participate on a      Policy eliminated.
joint or joint and several basis in
any securities trading account.

The Fund may not invest in companies   Policy eliminated.
for the purpose of exercising control.

The Fund may not make short sales of   Fundamental policy eliminated.
securities or maintain a short
position, unless at all times when a   Non-fundamental policy:
short position is open it owns an      The Fund may not make short sales of
equal amount of such securities or     securities or maintain a short
securities convertible into or         position, unless at all times when a
exchangeable for, without payment of   short position is open it owns an
any further consideration,             equal amount of such securities or
securities of the same issue as, and   securities convertible into or
equal in amount of the securities      exchangeable for, without payment of
sold short ("short sales against the   any further consideration, securities
box"), and unless not more than 10%    of the same issue as, and equal in
of the Fund's net assets (taken at     amount of the securities sold short
market value) is held as collateral    ("short sales against the box").
for such sales at any one time (it
is the Fund's present intention to
make such sales only for the purpose
of deferring realization of gain or
loss for Federal income tax purposes).



The Fund may not purchase a security   Fundamental policy eliminated.
if, as a result (unless the security
is acquired pursuant to a plan of      Non-fundamental policy:
reorganization or an offer of          The Fund may invest in securities of
exchange), the Fund would own any      other investment companies, including
securities of an open-end investment   exchange-traded funds, to the extent
company or more than 3% of the total   permitted under the 1940 Act or the
outstanding voting stock of any        rules and regulations thereunder (as
closed-end investment company or       such statute, rules or regulations may
more than 5% of the value of the       be amended from time to time) or by
Fund's total assets would be           guidance regarding, interpretations
invested in securities of any one or   of, or exemptive orders under, the
more closed-end investment companies.  1940 Act or the rules or regulations thereunder published by appropriate
                                       regulatory authorities.

The Fund may not purchase or sell      The Fund may not purchase or sell real
real estate, except that it may        estate except that it may dispose of
purchase and sell securities of        real estate acquired as a result of
companies which deal in real estate    the ownership of securities or other
or purchase and sell securities of     instruments.  This restriction does
companies which deal in real estate    not prohibit the Fund from investing
or interests therein.                  in securities or other instruments
                                       backed by real estate or in securities
                                       of companies engaged in the real
                                       estate business.


The Fund may not purchase or sell      The Fund may not purchase or sell
commodities or commodity contracts     commodities regulated by the Commodity
(except currencies, futures            Futures Trading Commission under the
contracts on currencies and related    Commodity Exchange Act or commodities
options, forward currency exchange     contracts except for futures contracts
contracts or contracts for the         and options on futures contracts.
future acquisition or delivery of
fixed-income securities and related
options, futures contracts and
options on futures contracts and
other similar contracts).



Related non-fundamental policy.        Related non-fundamental policy
The Fund will not enter into any       eliminated.
futures contracts or options on
futures contracts if the aggregate
of the market value of the
outstanding futures contracts of
the Fund and the market value of the
currencies and futures contracts
subject to outstanding options
written by the Fund would exceed 50%
of the market value of the total
assets of the Fund. The Fund will
not enter into a futures contract
or, if otherwise permitted, write
or purchase an option on a futures
contract, if immediately thereafter
the aggregate of initial margin
deposits on all the outstanding
futures contracts of the Fund and
premiums paid on outstanding options
on futures contracts would exceed 5%
of the market value of the total
assets of the Fund.

The Fund may not invest in interests   Policy eliminated.
in oil, gas, or other mineral
exploration or development programs.

The Fund may not purchase securities   Fundamental policy eliminated.
on margin, except for such
short-term credits as may be           Non-fundamental policy:
necessary for the clearance of         The Fund may not purchase securities
transactions.                          on margin, except (i) as otherwise
                                       provided under rules adopted by the
                                       SEC under the 1940 Act or by guidance
                                       regarding the 1940 Act, or
                                       interpretations thereof, and (ii) that
                                       the Fund may obtain such short-term
                                       credits as are necessary for the
                                       clearance of portfolio transactions,
                                       and the Fund may make margin payments
                                       in connection with futures contracts,
                                       options, forward contracts, swaps,
                                       caps, floors, collars and other
                                       financial instruments.

The Fund may not pledge, hypothecate,  Policy eliminated.
mortgage or otherwise encumber its
assets, except to secure permitted
borrowings.

The Fund may not issue senior          The Fund may not issue any senior
securities, except as permitted by     security (as that term is defined in
the 1940 Act and interpretations       the 1940 Act) or borrow money, except
thereunder.                            to the extent permitted by the 1940
                                       Act or the rules and regulations
                                       thereunder (as such statute, rules or
                                       regulations may be amended from time
                                       to time) or by guidance regarding, or
                                       interpretations of, or exemptive
                                       orders under, the 1940 Act or the
                                       rules or regulations thereunder
                                       published by appropriate regulatory
                                       authorities.
                                       For the purposes of this restriction,
                                       margin and collateral arrangements,
                                       including, for example, with respect
                                       to permitted borrowings, options,
                                       futures contracts, options on futures
                                       contracts and other derivatives such
                                       as swaps are not deemed to involve the
                                       issuance of a senior security.

The Fund may not borrow money,         Policy eliminated.  See policy above.
except the Fund may, in accordance
with provisions of the 1940 Act,
(i) borrow from a bank, if after such
borrowing, there is asset coverage
of at least 300% as defined in the
1940 Act and (ii) borrow for
temporary or emergency purposes in
an amount not exceeding 5% of the
value of the total assets of the
Fund.

In addition to the restrictions set    Policy eliminated.
forth above, in connection with the
qualification of its shares for sale
in certain states, the Fund may not
invest in (1) warrants if, such
warrants valued at the lower cost or
market, would exceed 5% of the value
of the Fund's net assets.  Included
within such amount, but not to
exceed 2% of the Fund's net assets
may be warrants that are not listed
on the New York Stock Exchange (the
"Exchange") or the American Stock
Exchange.  Warrants acquired by the
Fund in units or attached to
securities may be deemed to be
without value; (2) real estate
limited partnerships and (3) mineral
leases

Non-fundamental Investment Policies:
The Fund will not invest in illiquid   The Fund will limit its investment in
securities if immediately after such   illiquid securities to no more than
investment more than 10% of the        15% of net assets or such other amount
Fund's net assets (taken at market     permitted by guidance regarding the
value) would be invested               1940 Act.

The Fund will not lend portfolio       The Fund may lend portfolio securities
securities in excess of 20% of the     to the extent permitted under the 1940
value of its total assets, nor will    Act or the rules and regulations
the Fund lend its portfolio            thereunder (as such statute, rules or
securities to any officer, director,   regulations may be amended from time
employee or affiliate of the Fund      to time) or by guidance regarding,
or the Adviser.                        interpretations of, or exemptive
                                       orders under, the 1940 Act.

The Fund may enter into standby        The Fund may enter into standby
commitment agreements if the           commitment agreements.
aggregate purchase price of the
securities subject to the commitments
does not exceed 20% of its assets
and the term of the commitment does
not exceed 45 days.

                                       The Fund may invest in derivatives,
                                       including options, futures, forwards
                                       and swaps.
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